 EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sunovia Energy Technologies, Inc. (the "Company") on Form 10-Q for the quarter ended October 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Carl L. Smith, III, Chief Executive Officer and I, Matthew Veal, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 21, 2009	/s/Carl L. Smith, III
Carl L. Smith, III
Chief Executive Officer

December 21, 2009	/s/Matthew Veal
Matthew Veal
Chief Financial Officer